UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 31, 2011

ORB Automotive Corporation
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-52341	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Shenzhen ORB-Fortune New-Material Co., Ltd
Room O-R, Floor 23, Building A, Fortune Plaza
Shennan Road, Futian District
Shenzhen, Guangdong, China 518040

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:  +86(755) 8204-6828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.02	Unregistered Sales of Equity Securities

The information contained in this Current Report on Form 8-K does not constitute an offer to buy or solicitation of an offer to sell any securities.

On August 31, 2011, ORB Automotive Corporation (the “Company”) entered into one or more Securities Purchase Agreements with a number of accredited investors (each an “Investor” and, collectively, the “Investors”) in connection with the second tranche of a private placement transaction pursuant to which the Company issued 287,041 shares of ordinary stock, par value $0.000384 per share (the “Ordinary Stock”), of the Company (the “Shares”) and warrants to purchase thirty percent (30%) of one (1) share of the Ordinary Stock (the “Warrants”).  The aggregate purchase price for the Shares and Warrants was $335,838.  The Company paid no underwriting discounts or commissions in connection with the transaction.  The Warrants are immediately exercisable, expire on the five year anniversary of their issuance and entitle their holders to purchase up to 86,112 ordinary shares at an initial exercise price of $1.47 per share, subject to adjustment.

The Shares and the Warrants were issued to accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, as well as Section 506 of Regulation D promulgated by the Commission thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 25, 2011

ORB AUTOMOTIVE CORPORATION

By:	/s/ Junning Ma
Junning Ma
President & Chief Executive Officer